Exhibit 10.20

DIRECTOR NONQUALIFIED
STOCK OPTION AGREEMENT
UNDER THE AMENDED AND RESTATED
RENT-A-CENTER, INC.
LONG-TERM INCENTIVE PLAN

      Rent-A-Center, Inc. (the “Company”) hereby grants, effective as of                     , 20    , to [NAME] (the “Optionee”), a nonemployee Director of the Company, the Nonqualified Option (the “Option”) to purchase from the Company up to but not exceeding in the aggregate                      shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a price of                      and       Dollars ($26.54) per share (the “Exercise Price”), such number of shares and such price per share being subject to adjustment as provided in paragraph 15(b) of the Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”), and further subject to the following terms and conditions:

      1. Relationship to Plan. This Option is issued in accordance with and subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Compensation Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. A copy of the Plan is being provided to Optionee herewith and is attached hereto as Appendix A.

      2. Exercise Schedule. This Option shall be exercisable immediately upon its grant and shall remain exercisable, in whole or in part, until terminated pursuant to the provisions of Section 3 hereof.

      3. Termination of Option. This Option shall terminate and be of no force and effect with respect to any shares not previously purchased by the Optionee on January 3, 20___(the tenth anniversary of the date of grant).

      4. Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5, which written notice shall state the number of shares with respect to which the Option is being exercised. The Optionee shall deliver to the Secretary of the Company a cashier’s check payable in United States currency (unless a personal check shall be acceptable to such office) to the order of the Company for an amount equal to the Exercise Price times the number of shares with respect to which the Option is being exercised. The check shall be accompanied by such other instruments or agreements duly signed by the Optionee as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of such number of shares comply with applicable rules and regulations under the Securities Act of 1933, as amended (the “Act”), any appropriate state securities laws or any requirement of any national securities exchange on which such Common Stock may be traded. As soon as practicable after any such exercise of the Option in whole or in part by the Optionee, the Company will deliver to the Optionee a certificate for the number of shares with respect to which the Option shall have been so exercised, issued in the Optionee’s name. Such Common Stock certificate shall carry such appropriate legend, and such written instructions shall be

Director Option Agreement

given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company to satisfy the requirements of the Act or any state securities laws.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be promptly as possible, shall be postponed for the period of time necessary to take such action.

      5. Notice of Exercise. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

      (a) by registered or certified United States mail, postage prepaid, to Rent-A-Center, Inc., Attention: General Counsel and Secretary, 5700 Tennyson Parkway, Suite 100, Plano, Texas 75024, in which case the date of exercise shall be the date of mailing; or

      (b) by hand delivery or otherwise to Rent-A-Center, Inc., Attention: General Counsel and Secretary, 5700 Tennyson Parkway, Suite 100, Plano, Texas 75024, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the location of the corporate offices of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the address of the corporate offices of the Company as of the date of the exercise.

      6. Assignment of Option. The Optionee’s rights under the Plan and this Nonqualified Stock Option Agreement are personal. No assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will or by the laws of descent and distribution. This Option is exercisable only by the Optionee during the Optionee’s lifetime.

      7. Stockholder Rights. The Optionee shall have no rights of a stockholder with respect to shares of Common Stock subject to the Option, whether or not vested, unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

      8. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

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RENT-A-CENTER, INC.
Dated: , 20	By:
Robert D. Davis
Senior Vice President — Finance, Chief Financial Officer and Treasurer

This Option has been accepted as of the date set forth above by the undersigned, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Optionee